SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 2, 2001
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                       AMERICAN ACCESS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


            Florida                  0-24575                59-341023
            -------                  -------                ---------
  (State or other jurisdiction     (Commission             (IRS Employer
    of incorporation)               File Number)         Identification No.)






             37 Skyline Drive, Suite 1101, Lake Mary, Florida 32746
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           Address of principal executive offices, including zip code

       Registrant's telephone number, including area code: (407) 333-1446
                                 --------------




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Item 5. Other Events

On June 4, 2001, a United States Middle District Judge, Orlando Division, dismissed a shareholders' lawsuit filed against Registrant in 1999 after the decline in the market price of Registrant's common stock on the Nasdaq Stock Exchange. The judge dismissed Plaintiff's case for failure to comply with Orders of the Court to show cause. Plaintiffs failed to file certain documents required by the court, and then failed to respond to the court's order to show cause why the action should not be dismissed after the initial documents were not filed. Plaintiffs had until June 21, 2001 to file a motion for the judge to reconsider or grant relief from her ruling and until July 5, 2001 to appeal the order. The Plaintiffs on July 3 filed a motion to reopen the case, in reliance on Rule 60(b) of the Federal Rules of Civil Procedure. On August 2, 2001 the judge denied the motion, and the case remains closed.
 .

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     The following Exhibits are filed herewith:


     Exhibit No.                     Description


99. Press release issued August 13, 2001 announcing the dismissal of the shareholders' lawsuit against Registrant and the judge's denial of Plaintiffs' motion to reopen the case.

ITEM 9. Regulation FD Disclosure

Registrant on August 13, 2001 issued a press release announcing the dismissal of a federal lawsuit filed by shareholders in 1999, and the judge's denial of a motion to reopen the case, which is filed as Exhibit 99 herein.


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     SIGNATURES
     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN ACCESS TECHNOLOGIES, INC.

     August 14, 2001                         By: /s/John Presley
                                                ---------------------------
                                                John Presley, President